Contact: Alan Oshiki
Roland Tomforde
Broadgate Consultants, Inc.
(212) 232-2222

Deborah Allan
Ontario Teachers’ Pension Plan
(416) 730-5347

For Immediate Release

Fenway Partners to Combine Riddell Bell Holdings with Easton Sports

Combination Creates Performance Sports Equipment Powerhouse

Teachers’ Private Capital to Acquire Minority Interest
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NEW YORK, February 7, 2006 – Fenway Partners, a leading middle market private equity firm, announced today that it has agreed to combine its portfolio company, Riddell Bell Holdings (RBH), with Easton Sports in a transaction valued at approximately $400 million. RBH was formed in September 2004 when Fenway portfolio company, Riddell Holdings, acquired Bell Sports Corporation. Easton Sports is a privately held business founded in 1922. Easton Sports’ sales in 2005 were approximately $240 million. Fenway was supported in the acquisition by Teachers’ Private Capital, the private investment arm of Ontario Teachers’ Pension Plan, which will acquire a significant minority interest in the combined entity. The new company will be named Easton-Bell Sports, Inc.

Easton-Bell Sports will be a preeminent branded sports company dedicated to enhancing athletic performance and protection with innovative equipment. The combined company will generate more than $600 million in annual revenue, hold leading market positions in baseball, softball, football, hockey, cycling, auto racing, and snow and motorcycle sports, and will invest further in its industry-leading state-of-the-art R&D efforts to drive product innovation.

“This transaction provides demonstrable opportunities to broaden the product offerings in every segment in which we participate, expand the combined distribution network and realize operating synergies. Easton-Bell Sports will offer professional athletes and sports enthusiasts four premium, ‘must have’ brands – Easton, Giro, Bell and Riddell – that not only stand for the sports in which they participate, but also offer true performance and protection advantages,” said Mark Genender, Managing Director of Fenway Partners.

“Easton Sports has an 84-year tradition of leadership in technological innovation,” said Jim Easton, a second generation owner and the current Chairman of Easton Sports. “This tradition includes the introduction of the first successful aluminum baseball bat and numerous revolutionary technologies in baseball, softball, hockey and cycling equipment through use of lightweight composite materials and alloys. We are looking forward to continuing that leadership on a much larger scale with strategic partners Fenway and Teachers’ Private Capital, who share our commitment to R&D and product innovation as the guiding principles for the future of the business.” Mr. Easton will remain a significant equity holder and Chairman of the Board of the combined company.

“The combination creates several unique strategic synergies within both companies’ team and individual sports divisions,” added Mr. Genender. “Easton’s baseball, softball, and hockey businesses complement RBH’s Riddell football business, while Easton’s bike business fits nicely with the cycling, snow and motorcycle businesses of Bell and Giro. In addition, Easton-Bell Sports will have an expanded technology and R&D platform that is second to none in the sporting goods industry and a proven, experienced management team with a passionate, winning corporate culture. We are looking forward to working with Easton-Bell Sports’ management team to capitalize on the abundant brand building and top-line growth opportunities we see in the combined company’s future.”

Easton-Bell Sports will continue the predecessor companies’ growth strategies. “Easton-Bell Sports will remain committed to providing the sporting goods market with innovative products, maintaining and growing each of its tremendous brands, and strengthening all of its current channels of distribution and customer relationships,” said Mr. Easton.

“Easton Sports is the ideal Fenway investment opportunity. We’ve developed a relationship with its management over years of following the company,” said Timothy Mayhew, Managing Director of Fenway Partners. “We are very proud of our track record of working closely and successfully with owners and entrepreneurial management teams who have a deep, personal identification with their companies as well as a desire to remain involved going forward. With the experience gained through the successful integration of Bell and Riddell, we look forward to executing the same type of careful and thoughtful integration with the new company. We are also pleased to be partnering in this expanded investment with Teachers’ Private Capital, which has extensive experience in consumer brands and sports businesses.”

York Street Capital Partners, a US-based mezzanine debt fund principally sponsored by Teachers’ Private Capital, will increase its existing equity investment in RBH as part of the transaction.

“Through York Street’s previous investment in Riddell Bell, we have witnessed first-hand Fenway’s ability to create value by successfully merging two leading companies within this industry,” said Jim Leech, Senior Vice President, Teachers’ Private Capital. “We’re delighted to be expanding our commitment to the Fenway and Riddell Bell partnership and expect to see impressive results from the combination.”

The transaction continues a period of significant investment momentum for Fenway. In November 2005, the firm completed its acquisition of Targus Group International, Inc., the leading supplier of electronics carrying cases and accessories and in June 2005 acquired Panther II Transportation, Inc., one of the largest providers of expedited ground transportation services in North America. Each deal was sourced through a relationship with the owner/founder of the business.

Wachovia Securities (“Wachovia”) served as financial advisor to Easton. Goldman Sachs & Co. (“Goldman Sachs”) served as financial advisor to Riddell Bell Holdings. Wachovia and Goldman Sachs are serving as joint lead arrangers and joint bookrunners in connection with $415 million in senior credit facilities to be used to refinance certain existing indebtedness of the combined companies and partially fund the acquisition, working capital and other general corporate requirements. Ropes & Gray LLP served as legal counsel to Riddell Bell Holdings and Fenway. Latham & Watkins served as legal counsel to Easton Sports.

About Fenway Partners

Fenway Partners, dedicated to building long-term value through direct investment in leading middle market companies, is a private equity firm based in New York and Los Angeles with funds under management of more than $1.4 billion. In partnership with management, Fenway invests in market-leading and profitable businesses with significant unrealized upside potential. The firm provides human, financial, and strategic resources to help portfolio companies achieve their potential. For further information about Fenway, visit the firm’s web site at www.fenwaypartners.com.

About Riddell Bell

Riddell Bell is the leading designer, developer and marketer of head protection equipment and related accessories for numerous athletic and recreational activities. Riddell Bell is the largest designer and marketer of helmets and accessories used in bicycling, action sports, snow sports and various motor sports and is the brand of choice for some of the most visible athletes in numerous sports including seven-time Tour de France winner Lance Armstrong, skateboarding sensation Tony Hawk, renowned Motocross Champion Jeremy McGrath and Indy Racing League Champion Dan Wheldon.

Riddell Sports designs, markets and reconditions helmets, uniforms and protective equipment used in football and other team sports. Riddell was founded in Chicago, Illinois in 1929 as a performance footwear company. Riddell has been the National Football League’s official supplier of helmets for 15 years and is the market leader in the institutional football category. Riddell’s sales team services schools with “best in class” equipment and reconditioning services.

Bell Sports was founded in 1954 in Bell, California, making helmets for auto racing and today is the market leader in cycling helmets and accessories while maintaining its heritage in motorcycle and auto racing helmets. Giro, acquired by Bell in 1996 and founded in 1985 in California, is a market leader in both high end cycling and snow helmets. Riddell Bell Holdings was formed in 2004 through the merger of Bell Sports Corporation and Riddell Sports Group. For further information, please visit the company online at www.riddellbellholdings.com.

About Easton Sports

Easton Sports is a developer, manufacturer, marketer and distributor of baseball, softball, hockey and cycling equipment for both sports professionals and enthusiasts. Easton Sports focuses on its ability to innovate and create products of unmatched quality and performance including the #1 bat in the College World Series®, Women’s College World Series®, Little League World Series®, and Slow-Pitch Softball, as well as the #1 stick in the National Hockey League. Headquartered in Van Nuys, Calif., Easton Sports employs over 1,200 people worldwide and maintains facilities in Utah, California, Mexico, Canada and Asia. Easton Sports is a subsidiary of Jas. D. Easton Inc. Other subsidiary companies of Jas. D. Easton, including Easton Technical Products and Hoyt, both based in Utah, are not impacted by this combination. For further information, please visit the company online at www.eastonsports.com.

About Teachers’ Private Capital

Teachers’ Private Capital is the private investment arm of Ontario Teachers’ Pension Plan and is one of North America’s largest active pools of capital, with a portfolio valued at C$12 billion. Teachers’ has participated as a long-term investor in many management buyouts in Canada, the United States and Europe, including: Samsonite Corp., Yellow Pages Group, Maple Leaf Sports & Entertainment, National Bedding Co. (Serta), Doane Pet Care, Shoppers Drug Mart Corporation and Alliance Laundry Holdings. Teachers’ works with like-minded partners to provide long-term, flexible capital and support to high quality management teams in order to realize operational excellence within their companies. Teachers’ Private Capital has a long and successful track record of building consumer product businesses both internally and through acquisitions. Teachers’ also has an appreciation and understanding for the dynamics and value drivers of a sports business, based upon a more than 12-year stewardship in Maple Leaf Sports & Entertainment, the owners of the Toronto Maple Leafs and Toronto Raptors. For further information, please visit their website at www.otpp.com.

About York Street Capital Partners

York Street Capital Partners (York Street) is an investment firm formed in June 2002. York Street provides mezzanine and equity capital to private equity sponsors for acquisitions, buyouts, growth capital and recapitalizations of middle-market companies. Teachers’ Private Capital, the private equity arm of the C$88 billion Ontario Teachers’ Pension Plan, is York Street’s capital sponsor. The York Street team includes six professionals with over 80 years of investment, consulting and capital markets experience. The majority of the team has been investing together for over 12 years. For further information about York Street, visit the firm’s website at www.yorkstreetcapital.com.

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